Exhibit 99.2

XL Fleet Announces First Quarter 2021 Financial Results

BOSTON, May 17, 2021 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions for commercial vehicles in North America, today announced first quarter 2021 financial results.

First Quarter 2021 and Recent Highlights

●	Generated revenue for first quarter of 2021 of $0.7 million, compared to $1.2 million in the prior year

●	Exited first quarter of 2021 with cash balance of $404 million as of March 31, 2021

●	Achieved over 4,300 cumulative hybrid and plug-in hybrid systems sold through first quarter of 2021

●	Appointed Cielo Hernandez, an accomplished financial executive with over 25 years of experience, as CFO of XL Fleet

●	Announced acquisition of World Energy Efficiency Services, LLC (“World Energy”) to accelerate fleet electrification adoption and expand XL Grid charging infrastructure offering

Management Commentary

“As we anticipated, the first quarter was challenging, with OEM delays continuing to impact the entirety of the automotive supply chain,” said Dimitri Kazarinoff, Chief Executive Officer of XL Fleet. “While near-term uncertainty remains in place, we continue to position our company for accelerated growth, adding key leadership and scaling our organization to meet the increasing demand for vehicle electrification. We exited the first quarter with more than $400 million of cash on hand, allowing us to remain opportunistic in executing on our organic and inorganic growth strategy, including today’s announcement of our strategic World Energy acquisition.”

“As a market leader in fleet electrification, we continue to benefit as customers accelerate their electrification decisions while remaining focused on the reliability and zero downtime nature that our customers’ applications require,” said Tod Hynes, Founder & President of XL Fleet. “With over 4,300 systems and more than 154 million miles on the road today, we gain more knowledge about our customers’ application needs by the day, informing the continued and future development of our growing suite of fleet electrification solutions. We are particularly excited to announce the highly complementary acquisition of World Energy, which we believe will enable our customers to deploy more charging infrastructure at their facilities more rapidly and with a lower total cost of ownership. This acquisition will also accelerate the build out, expansion and capabilities of our XL Grid division.”

Outlook

“Demand for our electrified solutions continues to increase and customer engagement remains robust,” added Mr. Kazarinoff. “However, the previously discussed supply chain issues stemming from the ongoing impacts of COVID-19 and wide scale shortages of key materials remain in place across the broader automotive industry during the second quarter. This dynamic continues to significantly interrupt our customers’ ability to acquire the new vehicles on which our systems are installed.”

“While these factors continue to cause near-term uncertainty, we have seen modest improvement in demand visibility for the second half of the year,” continued Mr. Kazarinoff. “Many municipal customers have new budgets beginning in July, and we believe that the desire to improve the sustainability of fleet operations is gaining momentum across the industry and driving demand growth for our products and services. We expect our seasonality to be more pronounced this year, with a significant majority of our revenue anticipated to be realized in the second half of the year, as COVID-related demand impacts are expected to abate, and commercial customers push for vehicle deliveries ahead of 2022.”

“We believe that our all-electric solutions are currently on track to begin initial shipments beginning in 2022, and we continue to pursue opportunities for expansion into international markets,” concluded Mr. Kazarinoff.

First Quarter 2021 Financial Results

Revenue totaled $0.7 million in the first quarter of 2021 compared to $1.2 million in the first quarter of 2020. Gross loss was $0.7 million for the first quarter of 2021, compared to a gross loss of $0.05 million in the first quarter of 2020. Adjusted EBITDA was ($9.9) million for the first quarter of 2021, compared to ($3.5) million for the first quarter of 2020. Net income was $61.9 million for the first quarter of 2021, compared to net loss of $6.5 million in the first quarter of 2020. Net income for the first quarter of 2021 includes a non-cash gain from the change in fair value of warrant liability of $72.0 million. Adjusted net loss was $10.1 million for the first quarter of 2021, compared to adjusted net loss of $4.9 million in the first quarter of 2020.

Balance Sheet and Capital

Cash and cash equivalents as of March 31, 2021 totaled $404.1 million compared to $329.6 million as of December 31, 2020. Total debt outstanding as of March 31, 2021 was approximately $0.1 million. XL Fleet has approximately 139.1 million shares of Common Stock outstanding as of March 31, 2021.

Operating Summary

Since the beginning of 2020, the Company shipped a total of 1,506 systems, of which, 31 systems were shipped during the first quarter of 2021. Systems shipped since the beginning of 2020 include XL Fleet’s hybrid and plug-in hybrid systems. XL Fleet is currently developing all electric systems, and remains on track to begin shipments in the fourth quarter of 2021.

XL Fleet Acquires World Energy Efficiency Services

Today, XL Fleet announced the acquisition of World Energy Efficiency Services, a Northeast leader in the delivery of turnkey energy efficiency, renewable technology, electric vehicle charging station and other cutting edge energy solutions for small to mid-sized facilities. The acquisition accelerates XL Fleet’s suite of fleet electrification solutions, enables customers to charge more vehicles at their existing facilities which have power constraints, and expands the capabilities and capacity of the Company’s XL Grid division.

We believe that the bolt-on acquisition expands XL Fleet’s EV charging infrastructure capabilities, unlocks additional energy management and savings services for its customers, and enables additional sales opportunities for existing and potential XL Fleet customers.

World Energy generated $18 million of total revenue and was free cash flow positive for full-year 2020. Total consideration for the acquisition is approximately $16 million. The transaction was approved by both companies’ Boards of Directors and was completed effective May 17, 2021.

First Quarter 2021 and Recent Operational & Business Updates

●	In April 2021, XL Fleet appointed Cielo M. Hernandez as Chief Financial Officer of XL Fleet. Ms. Hernandez is a finance professional with more than 25 years of experience, with an extensive track record of leading global teams and strategies for publicly traded and private companies. Prior to joining XL Fleet, she served as Senior Vice President and Chief Financial Officer of South Jersey Industries, Inc., a publicly traded energy utility company.

●	In April 2021, XL Fleet and Dickinson Fleet Services (“Dickinson”) announced a partnership to expand XL Fleet’s nationwide service capacity to support the Company’s growth of electrified vehicle deployments over the past year, and its anticipated acceleration in 2021 and beyond.

●	In April 2021, XL Fleet and Apex Clean Energy announced that XL Fleet is electrifying Apex’s vehicle fleet as part of a comprehensive effort to reduce its carbon emissions.

●	In March 2021, XL Fleet opened its newest commercial fleet electrification technology center, an approximately 25,000 square-foot engineering facility located in the Metro Detroit region. The state-of-the-art facility is strategically located with access to world-class automotive and engineering talent, and will be utilized for the design, development, testing and production of electrification solutions.

●	In March 2021, XL Fleet completed the redemption of its Public Warrants, resulting in an additional approximately $86 million of cash proceeds and further streamlining the Company’s capital structure.

●	In February 2021, XL Fleet reached a strategic partnership with UBS Arena and the New York Islanders, with the opportunity to explore the deployment and operation of 1,000 EV charging stations at UBS Arena. XL Fleet intends to support this project through the development, deployment and management of a robust suite of electrification infrastructure, including solar power generation, energy storage and vehicle charging stations.

●	In February 2021, XL Fleet announced a partnership with Curbtender to develop all-electric, plug-in hybrid and hybrid electric refuse trucks beginning in 2021. The agreement also includes the joint development of plug-in hybrid electric versions of the vehicle, as well as a range of Class 3 to Class 8 vehicle solutions for the waste management industry.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its first quarter 2021 financial results and the World Energy acquisition on Monday, May 17, 2021 at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing 855-327-6837, or for international callers, 631-891-4304 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the replay is 10014684. The replay will be available until May 31, 2021. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of the Company’s website at www.xlfleet.com.

Restatement of 2020 Financials

In response to guidance provided by the SEC on April 12, 2021 regarding the accounting and reporting of warrants issued by SPACs, XL Fleet has restated its consolidated financial statements to change the accounting treatment of its warrants. The restatement is isolated to XL Fleet’s historical accounting for its public warrants and private placement warrants issued in connection with its business combination and has no impact on the historical or forward-looking cash flow and operations of the Company. These warrants had been accounted for as equity. XL Fleet restated its fourth quarter and full-year 2020 financial statements to account for the warrants as liabilities which the Company believes to be consistent with the April, 2021 SEC guidance. The warrants will be marked-to-market with non-cash fair value adjustments. During the first quarter of 2021, the public warrants were exercised by their holders, and as such, no public warrants remain outstanding at March 31, 2021. The impacts of these restatements was entirely non-cash and is expected to have no impact on XL Fleet’s ongoing business operations or future plans.

About XL Fleet

XL Fleet is a leading provider of fleet electrification solutions for commercial vehicles in North America, with more than 150 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. XL Fleet’s plug-in hybrid electric drive system was named one of TIME magazine’s best inventions of 2019. For additional information, please visit www.xlfleet.com.

About World Energy Efficiency Services

World Energy Efficiency Services is an industry leader in the delivery of turnkey energy efficiency, renewable technology, electric vehicle charging station and other cutting-edge energy solutions. Our organization is focused on improving the overall energy efficiency of our clients, translating directly into significant bottom-line savings. By making energy-efficiency upgrades and adding sophisticated controls to lighting, heating, ventilation, air conditioning, refrigeration, and process equipment, clients can expect a material reduction in energy use, a 30-60% decrease in monthly utility costs, and a smaller carbon footprint. By combining comprehensive energy-efficiency solutions with utility incentive programs, project management and financing, World Energy Efficiency Services removes the barriers which can deter its customers from becoming more energy efficient, adopting solar solutions, and/or implementing electric vehicle charging stations.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to failure to realize the anticipated benefits from the business combination; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2021, as amended and supplemented by the 10-K/A filed May 17, 2021, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss), which are non-GAAP financial measures. EBITDA is determined by taking net income and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding loss on extinguishment of debt, change in fair value of warrant liability and loss on extinguishment of convertible notes derivative liabilities. Adjusted Net Income (Loss) is determined by taking Net Income (Loss) and adding Loss on extinguishment of debt, change in fair value of warrant liability, and change in fair value of convertible notes payable derivative liabilities. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) has been reconciled to the nearest GAAP measure in the tables within these this press release.

Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

XL Fleet Corp.

Unaudited Consolidated Statements of Operations

For the Three Months Ended March 31, 2021 and March 31, 2020

	Three Months Ended March 31,
(In thousands, except per share and share amounts)	2021	2020
Revenues	$675	$1,232
Cost of revenues	1,391	1,284
Gross profit (loss)	(716)	(52)
Operating expenses:
Research and development	1,412	1,014
Selling, general, and administrative expenses	7,958	2,491
Loss from operations	(10,086)	(3,557)
Other (income) expense:
Interest expense, net	11	1,296
Loss on extinguishment of debt	-	1,038
Change in fair value of warrant liability	(72,005)	-
Change in fair value of convertible notes payable derivative liability	-	563
Other income	(6)	-
Net income (loss)	$61,914	$(6,454)
Net income (loss) per share, basic	$0.46	$(0.08)
Net income (loss) per share, diluted	$0.42	$(0.08)
Weighted-average shares outstanding, basic	135,575,145	82,165,241
Weighted-average shares outstanding, diluted	148,571,379	82,165,241

XL Fleet Corp.

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended March 31, 2021 and March 31, 2020

	Three Months Ended March 31,
(In thousands, except per share and share amounts)	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$61,914	$(6,454)
Interest expense, net	11	1,296
Depreciation and amortization	219	56
EBITDA	62,144	(5,102)
Loss on extinguishment of debt	-	1,038
Change in fair value of warrant liability	(72,005)	-
Change in fair value of convertible notes payable derivative liabilities	-	563
Adjusted EBITDA	$(9,861)	$(3,501)

	Three Months Ended March 31,
(In thousands, except per share and share amounts)	2021	2020
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net income (loss)	$61,914	$(6,454)
Loss on extinguishment of debt	-	1,038
Change in fair value of warrant liability	(72,005)	-
Change in fair value of convertible notes payable derivative liabilities	-	563
Adjusted Net Income (Loss)	$(10,091)	$(4,853)

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2021 and December 31, 2020

	March 31,	December 31,
(In thousands, except share and per share amounts)	2021	2020
		(audited)
		(restated)
Assets
Current assets:
Cash and cash equivalents	$404,132	$329,641
Restricted cash	150	150
Accounts receivable	7,572	10,559
Inventory, net	7,196	3,574
Prepaid expenses and other current assets	1,375	1,396
Total current assets	420,425	345,320
Property and equipment, net	1,880	579
Intangible assets, net	448	593
Right-of-use asset	4,224	-
Goodwill	489	489
Other assets	44	32
Total assets	$427,510	$347,013
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	$88	$110
Accounts payable	3,063	4,372
Lease liability, current	757	-
Accrued expenses and other current liabilities	7,122	4,601
Total current liabilities	11,030	9,083
Long-term debt, net of current portion	80	98
Deferred revenue	305	305
Lease liability, non-current	3,479	-
Warrant liabilities	23,537	143,295
Contingent consideration	-	924
New market tax credit obligation(1)	4,428	4,412
Total liabilities	42,859	158,117

Commitments and contingencies (Note 10)

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 350,000,000 shares authorized at March 31, 2021 and December 31, 2020; 139,105,704 and 131,365,254 issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	14	13
Additional paid-in capital	450,924	317,084
Accumulated deficit	(66,287)	(128,201)
Total stockholders’ equity (deficit)	384,651	188,896
Total liabilities and stockholders’ equity (deficit)	$427,510	$347,013

(1)	Held by variable interest entity.